UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2026

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Regency Forest Drive, Suite 300, Cary, NC	27518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Collard Amendment

On April 3, 2026 (the “Collard Amendment Effective Date”), Heron Therapeutics, Inc. (the “Company”) and Craig Collard, the Company’s Chief Executive Officer, entered into an amendment and restatement (the “Collard Amendment”) of that certain Employment Agreement, dated as of April 3, 2023 (as amended, the “Collard Agreement”), in order to amend certain terms relating to the termination of Mr. Collard’s employment, the treatment of Mr. Collard’s equity awards in the event of a change in control (as defined in such agreement), the clarification of certain definitions and bonus mechanics and updates to restrictive covenants and governing law and location provisions.

Under the Collard Amendment, in the event of a termination without Cause (as defined in the Collard Agreement) or a resignation by Mr. Collard for Good Reason (as defined in the Collard Agreement) that does not occur during the three-month period before or within eighteen months following a change in control (the “CIC Termination Window”), subject to delivery to the Company of an effective release, Mr. Collard will receive (i) a lump-sum cash payment equal to the sum of 100% of Mr. Collard’s annual base salary, plus 100% of the greater of (A) Mr. Collard’s target annual bonus or (B) the average bonus paid by the Company to Mr. Collard for services during each of the three twelve-month periods prior to such termination, (ii) acceleration of vesting for equity awards that are otherwise eligible to vest conditioned solely upon Mr. Collard’s continued services, for the number of shares that would have vested accordingly had Mr. Collard’s employment with the Company continued for a period of twelve months after termination and (iii) continued Company-paid health insurance coverage (or reimbursement) for up to eighteen months after termination pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

In addition, if such termination without Cause or resignation for Good Reason occurs during the CIC Termination Window, Mr. Collard will receive (i) a lump-sum payment equal to the sum of 200% of Mr. Collard’s annual base salary, plus (A) 200% of the greater of (A) Mr. Collard’s annual target performance bonus or (B) the average bonus paid by the Company to Mr. Collard for services during each of the three twelve-month periods prior to such termination, (ii) acceleration of vesting of all of Mr. Collard’s then-outstanding equity awards, subject to Mr. Collard’s continued employment, and (iii) continued Company-paid health insurance coverage (or reimbursement) for up to twenty four months after termination pursuant to the terms of COBRA. For the purpose of determining the number of shares subject to acceleration of vesting described in clause (ii) above for any outstanding performance-based equity awards that may be granted after the Collard Amendment Effective Date that have a designated “target” and “maximum” vesting level, the performance vesting conditions will generally be deemed satisfied at the greater of (A) the applicable level of performance attained through the date of such termination, or (B) the target performance vesting level (the “Performance-Based Vesting Criteria”). In the event of transactions constituting a change in control (as defined in such agreement), subject to Mr. Collard’s continued employment through the closing thereof, whether or not Mr. Collard’s employment is terminated thereafter, all of Mr. Collard’s then-outstanding equity awards will be accelerated, except that, for his performance-based equity awards that are granted after the Collard Amendment Effective Date that have a designated “target” and “maximum” vesting level, the number of shares that will vest under such awards will be determined pursuant to the Performance-Based Vesting Criteria.

Finally, the Collard Amendment also (i) clarifies the definition of change in control, (ii) updates the employment location and governing law to North Carolina, (iii) includes confidentiality, invention assignment and twenty four month non-competition and non-solicitation covenants to align with the change in control severance period, (iv) clarifies that continued employment through the applicable bonus payment date is required to earn any bonuses (except as expressly provided otherwise) and (v) removes obsolete provisions from Mr. Collard’s prior agreement, including references to new-hire equity grants and temporary living expense reimbursements.

The summary of the Collard Amendment is qualified in its entirety by reference to the full text of the Collard Amendment filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Amended and Restated Management Retention Agreements

On April 3, 2026 (the “A&R Management Retention Agreement Effective Date”), the Company entered into amended and restated management retention agreements with each of Ira Duarte, the Company’s Executive Vice President, Chief Financial Officer, William Forbes, the Company’s Executive Vice President, Chief Development Officer, and Mark Hensley, the Company’s Chief Operating Officer (collectively, the “Executives”), pursuant to their individual amended and restated management retention agreements (the “Amended and Restated Management Retention Agreements”). The Amended and Restated Management Retention Agreements revise the terms of the original management retention agreements entered into with Ms. Duarte on June 16, 2023 and Messrs. Hensley and Forbes on April 28, 2025 and June 6, 2023, respectively, by amending terms relating to the termination of the Executives’ employment, the treatment of the Executives’ equity awards in the event of a change in control (as defined in such agreements), the clarification of certain provisions relating to bonus and equity severance and updates to governing law. The Amended and Restated Management Retention Agreements also include new Company protective covenants.

Under the Amended and Restated Management Retention Agreements, in the event of an Involuntary Termination (as defined in the Amended and Restated Management Retention Agreements) that occurs outside of the CIC Termination Window, the Executive will receive, subject to delivery to the Company of an effective release, (i) an amount equal to twelve months of his or her base salary and 100% of the greater of (A) the Executive’s target bonus for the year of the Involuntary Termination or (B) the average bonus paid by the Company to the Executive for services during each of the three twelve-month periods prior to such Involuntary Termination (or such shorter period of time during which the Executive was eligible for a bonus), (ii) acceleration of vesting for equity awards that are otherwise eligible to vest conditioned solely upon the Executive’s continued services, for the number of shares that would have vested accordingly had the Executive’s employment with the Company continued for a period of twelve months after the Involuntary Termination, except that Mr. Hensley’s performance-based stock option awards shall immediately vest and become exercisable assuming a stock price goal achievement equal to the highest closing price of a share of Company common stock during the term of such option prior to such Involuntary Termination, and (iii) continued Company-paid health insurance coverage (or reimbursement) for up to twelve months after termination pursuant to the terms of COBRA.

In addition, if such Involuntary Termination occurs during the CIC Termination Window, subject to delivery to the Company of an effective release, each Executive will receive (i) a lump‑sum cash payment equal to twenty four months of the greater of the Executive’s monthly base salary in effect (A) immediately prior to the Involuntary Termination or (B) immediately prior to a change in control, (ii) an amount equal to 200% of the greater of (A) the Executive’s target bonus for the year of the Involuntary Termination or (B) the average bonus paid by the Company to the Executive for services during each of the three twelve month periods (or such shorter period of time during which the Executive was eligible for a bonus), (iii) acceleration of vesting of all of the Executive’s then-outstanding equity awards and (iv) continued Company-paid health insurance coverage (or reimbursement) for up to twenty four months after termination pursuant to the terms of COBRA. For the purpose of determining the number of shares subject to acceleration of vesting described in clause (iii) above for any outstanding performance-based equity awards that may be granted after the A&R Management Retention Agreement Effective Date that have a designated “target” and “maximum” vesting level, the satisfaction of performance vesting conditions will be determined pursuant to the Performance-Based Vesting Criteria. In the event of a change in control (as defined in such agreements), subject to the Executive’s continued employment through the closing thereof, whether or not the Executive’s employment is terminated thereafter, all of the Executive’s then-outstanding equity awards will be accelerated, except that, for his performance-based equity awards that are granted after the A&R Management Retention Agreement Effective Date that have a designated “target” and “maximum” vesting level, the number of shares that will vest under such awards will be determined pursuant to the Performance-Based Vesting Criteria.

Finally, the Amended and Restated Management Retention Agreements also (i) clarify that an “Involuntary Termination” does not include a termination due to death or disability, (ii) adds enhanced confidentiality, invention assignment and twenty four month non-competition and non-solicitation covenants to align with the twenty four month severance period in the event of a change in control, (iii) enhances the arbitration provision, (iv) removes the prior term/renewal structure so that the agreement remains in effect until amended, and (v) updates the choice of law to North Carolina.

The summary of the Amended and Restated Management Retention Agreements is qualified in its entirety by reference to the full text of the Amended and Restated Management Retention Agreements filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement, dated April 3, 2026, by and between Heron Therapeutics, Inc. and Craig Collard.
10.2	Amended and Restated Management Retention Agreement, dated April 3, 2026, by and between Heron Therapeutics, Inc. and Bill Forbes.
10.3	Amended and Restated Management Retention Agreement, dated April 3, 2026, by and between Heron Therapeutics, Inc. and Ira Duarte.
10.4	Amended and Restated Management Retention Agreement, dated April 3, 2026, by and between Heron Therapeutics, Inc. and Mark Hensley.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: April 6, 2026	/s/ Ira Duarte
Ira Duarte Executive Vice President, Chief Financial Officer